 Rental Agreement

June 6, 2001

This agreement is made between Seth R. Winterton, an individual, hereinafter referred to as the "Landlord", and Woodland Hatchery Inc., a Nevada Corporation hereinafter referred to as the "Tenant".

In consideration of the rents, covenants and agreements hereinafter contained and reserved on the part of the Tenant, the Landlord hereby leases to the Tenant, to occupy and use for a fish hatchery, and related purposes, the following described property.

I. Property Description

All that certain parcel or tract of land, premises, and waterways which traverse it, situated, lying, and being in the Township of Woodland, Utah, in the County of Summit, consisting of one acre, more or less, of land, lying adjacent to the residence of the Landlord at 1442 Lower River Road.

II. General Terms Of Lease

A. Term - The provisions of this lease agreement shall be in effect for twenty years commencing on the sixth day of June, 2001, and shall continue in effect from year to year thereafter unless written notice of termination is given by either party thirty days prior to expiration of this lease.

B. Amendments and Alterations - Amendments and alterations to this lease shall be in writing and shall be agreed upon and signed by both the landlord and tenant.

C. No Partnership Intended - It is particularly understood and agreed that this lease shall not be deemed to be nor intended to give rise to a partnership relation.

D. Transfer of Property - If the landlord should sell or otherwise transfer title to the property, he will do so subject to the provisions of this lease.

E. Right of Entry - The landlord reserves the right for himself to enter the leased property at any reasonable time to make repairs, improvements and inspections, do general maintenance, and any other customary seasonal work, none of which is to interfere with the tenant in carrying out regular operations.

F. No Right to Sublease - The landlord does not convey to the tenant the right to lease or sublet any part of the property or to assign the lease to any person or persons whomsoever.

G. Binding on Heirs - The provisions of this lease shall be binding upon the heirs, executors, administrators and successors of both landlord and tenant in like manner as upon the original parties, except as provided by mutual written agreement.

H. Improvements - Without limitation, Woodland Hatchery Inc. will be able to use and improve the land as needed for operations. All improvements to the land will revert to the Landlord upon termination of lease.

III. Rent

The Landlord and Tenant agree that the annual rent is Twelve Hundred ($1,200) dollars. The tenant agrees to pay the rent annually on or before the 1st day of June each year.

IV. Operation And Maintenance Of Land

In order to operate this farm efficiently and to maintain it in a high state of productivity, the parties agree as follows:

A. The tenant agrees:

1. To pay rent to the landlord.

2. Not to remove, alter or change the style or position of any building or fence on the said lands without the consent of the landlord in writing.

3. To use diligence to prevent noxious weeds from going to seed on the farm.

4. To control soil erosion; keep in good repair all terraces, open ditches, inlets and outlets of tile drains; maintain all watercourses or ditches, including grassed waterways.

B. The landlord agrees:

1. To give quiet possession of the leased premises.

2. The landlord shall give to the tenant a right-of-way over lands owned by the landlord for the purpose of allowing the tenant to enter and perform operations when such a right-of-way is necessary and such right-of-way shall cease upon the termination of this lease.

3. Without limitation, Woodland Hatchery, Inc., will be able to use and improve the land as needed for operations.

4. The Landlord agrees to maintain the waterways leading into and out of the property and shall not constrict or divert water into or away from the existing waterways. The water in the waterways are of natural flow and shall not be diminished without the consent of the Tenant.

The parties agree,

1. Not to obligate the other party. Neither party hereto shall pledge the credit of the other party hereto for any purpose whatsoever without the consent of the other party. Neither party shall be responsible for debts or liabilities incurred, or for damages caused by the other party.

2. Nothing in this lease shall confer upon the tenant any right to minerals underlying said land.

V. Arbitration Differences

All matters in difference in relation to this agreement and to the affairs of the farm shall be referred to the arbitration of a single arbitrator, if the parties hereto agree upon one; otherwise to three arbitrators, one to be appointed by each party and a third to be chosen by the first two named before they enter upon the business of arbitration. The award and determination of such arbitrator or arbitrators, or any two of such three arbitrators, shall be binding upon the parties hereto and their respective heirs, executors, administrators and assigns.

Executed on this the 1st day of June, 2001

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Seth R. Winterton, Landlord

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Cody T. Winteron for Woodland Hatchery, Inc., Tenant